                          Independent Auditors' Consent




To the Shareholders and Board of
Directors of Managed Municipals Portfolio Inc.:

We consent to the incorporation by reference, of our reports dated July 9, 2001 with respect to Managed Municipals Portfolio Inc., and to the references to our firm under the headings "Financial Highlights", "Independent Accountants", and "Report of the Audit Committee" in the Proxy Statement/Prospectus and "Financial Statements" and "Auditors' Consent and Certification" in Exhibit A, Form of Merger Agreement and Plan of Reorganization, to the Proxy Statement/Prospectus, included in this Registration Statement on Form N-14.




                                                       KPMG LLP

New York, New York
November 14, 2001